UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 5, 2019

Care.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36269	20-5785879
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

77 Fourth Avenue, Fifth Floor Waltham, MA 02451 (Address of principal executive offices) (Zip Code)

(781) 642-5900 (Registrant’s telephone number, include area code)

N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	CRCM	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02. Results of Operations and Financial Condition
On August 6, 2019, Care.com, Inc. (the "Company") issued a press release announcing financial results for the second quarter ended on June 29, 2019. A copy of the press release is furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.
The information set forth under this Item 2.02, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers
Resignation of Sheila Lirio Marcelo as Chief Executive Officer
On August 6, 2019, the Company and Sheila Lirio Marcelo, the Company’s Chief Executive Officer, mutually agreed that Ms. Marcelo would resign as President and Chief Executive Officer of the Company, effective as of her successor's start date with the Company (the “Resignation Date”), and her acceptance of the role of Executive Chairwoman of the Company, effective as of the Resignation Date. The Board of Directors intends to retain an executive search firm to commence a search for Ms. Marcelo’s successor.
In connection with Ms. Marcelo’s contemplated resignation and transition to the Executive Chairwoman role, on August 6, 2019 the Company entered into a Transition Agreement with Ms. Marcelo (the “Transition Agreement”).
The Transition Agreement provides that, until the Resignation Date, Ms. Marcelo will continue receiving a base salary at her current rate and will remain eligible to participate in Company benefit plans, including its annual bonus program, to the same extent that she is currently eligible to participate in such programs, subject to the terms and conditions of such plans.
As the Executive Chairwoman, Ms. Marcelo will support the operations and deliberations of the Company's board of directors (the "Board") and the satisfaction of the Board's functions and responsibilities, which support may include public engagement and maintaining partnerships in the care industry, supporting strategic initiatives, and ensuring a successful transition of management. Subject to the terms of the Company’s bylaws, the termination date of the role of Executive Chairwoman will be the first anniversary of the Resignation Date (the “Chairwoman Term”), unless earlier terminated by the Board. Following the Chairwoman Term, Ms. Marcelo will become the non-employee Chairwoman of the board, to the extent that she has been elected to the Board.
Additionally, (i) in the event that Ms. Marcelo resigns for Good Reason, as defined in the Executive Severance Agreement dated July 19, 2017, entered into by and between the Company and Ms. Marcelo and modified by the Transition Agreement (the “Severance Agreement”), or if she is terminated by the Company without Cause, as defined in the Severance Agreement (either, a “Qualifying Termination”) prior to the appointment of a new Chief Executive Officer or (ii) effective upon her resignation as President and Chief Executive Officer and appointment as Executive Chairwoman, Ms. Marcelo will be entitled to receive the severance payment and benefits described in the Severance Agreement, provided that, solely for purposes of calculating the cash severance amounts under the Severance Agreement, the Company and Ms. Marcelo have agreed that Ms. Marcelo’s base salary will be deemed to be $485,000 and her target bonus amount will be deemed to be $485,000, and to certain modifications in the timing of the payments. Ms. Marcelo’s receipt of the severance payments and benefits remains subject to her execution of a general release of claims in the Company's favor and continued compliance with certain confidentiality and restrictive covenants to which she is subject.
Under the terms of the Transition Agreement, while serving as Executive Chairwoman, Ms. Marcelo will be entitled to receive (i) an annual base salary of $250,000, (ii) the support of an executive assistant for 50% of the assistant’s working time and (iii) a travel budget of $50,000. If Ms. Marcelo undergoes a Qualifying Termination (as defined in the Severance Agreement) from the Executive Chairwoman role prior to the expiration of the Chairwoman Term, or if Ms. Marcelo is not nominated for reelection or reelected to the Board at the Company's 2020 annual meeting of stockholders, Ms. Marcelo will be entitled to receive an amount equal to $250,000 less the amount of base salary she earned through the date of such termination, subject to her executing a release of claims in the Company’s favor. During the period beginning on January 1, 2019 and ending on the date that Ms. Marcelo ceases continuous service as a service provider to the Company, Ms. Marcelo will also be entitled to payment or reimbursement by the Company of up to $255,000 in expenses for purposes of authoring a book regarding the care economy, which amount includes payment of taxes incurred by Ms. Marcelo as result of the reimbursements or payments and will be reduced by (i) the value of any expenses incurred by Ms. Marcelo and paid by the Company in 2019 prior to the effective date of the Transition Agreement and (ii) the value of Company resources and services utilized by Ms. Marcelo during or after 2019 in the authoring of the book.

Additionally, upon her appointment as Executive Chairwoman of the Company, Ms. Marcelo will be entitled to receive a number of restricted stock units equal to the quotient obtained by dividing (x) $200,000 by (y) the 30-day trailing average closing price per share of Company’s common stock immediately preceding the date of grant. The restricted stock units will vest over twelve months in four equal quarterly installments, subject to Ms. Marcelo’s continued service as Executive Chairwoman and provided that the restricted stock units will become fully vested if Ms. Marcelo undergoes a Qualifying Termination (as defined in the Severance Agreement) from the Executive Chairwoman role prior to the expiration of the Chairwoman Term, or if Ms. Marcelo is not nominated for reelection or reelected to the Board at the Company’s 2020 annual meeting of stockholders.
Ms. Marcelo’s existing Company equity and equity-based awards will continue to be governed in accordance with the documents memorializing and/or governing such grants or awards.
The foregoing description of the Transition Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.
Consulting Agreement with Michael Echenberg
On August 5, 2019, the Company and Mr. Echenberg entered into a consulting agreement (the “Consulting Agreement”), to be effective on August 30, 2019 (the “Effective Date”), pursuant to which Mr. Echenberg agreed to provide financial consulting and related services to the Company for a term commencing on the Effective Date and continuing until April 30, 2020.  In consideration for the services Mr. Echenberg has agreed to provide pursuant to the Consulting Agreement, all stock options and restricted stock units that he was awarded during the term of his employment with the Company will continue to vest according to their terms, with the exception of an aggregate of 76,662 market-based restricted stock units and 30,624 performance-based restricted stock units that will be canceled upon the effective date of the Consulting Agreement.
The Consulting Agreement contains other provisions customary in agreements of this nature, including restrictive covenants regarding confidentiality, non-competition and non-solicitation.  The foregoing description of the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to such agreement, a copy of which is filed herewith as Exhibit 10.2 and incorporated herein by reference.
Item 7.01 Regulation FD Disclosure.
On August 6, 2019, the Company issued a press release announcing Ms. Marcelo's appointment as Executive Chairwoman. A copy of the press release is furnished herewith as Exhibit 99.2.
The information contained in this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and regardless of any general incorporation language in such filings, except to the extent expressly set forth by specific reference in such a filing.
Item 9.01. Financial Statements and Exhibits
(d) The following exhibits relating to Item 2.02 and Item 7.01 shall be deemed to be furnished and not filed.

Exhibit Number	Exhibit Title or Description

10.1*	Transition Agreement, dated as of August 6, 2019, between Care.com, Inc. and Sheila Lirio Marcelo
10.2*†	Consulting Agreement, dated as of August 5, 2019, between Care.com, Inc. and Michael Echenberg
99.1	Press release issued by Care.com, Inc. entitled “Care.com Announces Second Quarter 2019 Financial Results” dated August 6, 2019
99.2	Press release issued by Care.com, Inc. entitled "Sheila Lirio Marcelo, Founder and CEO of Care.com, to be named Executive Chairwoman" dated August 6, 2019

* Management contract or compensatory plan or arrangement.
† An exhibit of this Exhibit has been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of this Exhibit to the Securities and Exchange Commission on a confidential basis upon request.

This report on Form 8-K contains projections and other forward-looking statements regarding future events. These statements are only predictions and reflect our current beliefs and expectations. Actual events or results may differ materially from those contained in the projections or forward-looking statements. It is routine for internal projections and expectations to change as the quarter and year progress, and therefore it should be clearly understood that the internal projections and beliefs upon which we base our expectations may change. Although these expectations may change, we will not necessarily inform you if they do nor will we necessarily update the information contained in this report on Form 8-K. Readers are urged to read the reports and documents filed from time to time by the Company with the Securities and Exchange Commission for a discussion of important risk factors that could cause actual results to differ materially from those discussed in the forward-looking statements. Forward-looking statements in this report are made pursuant to the safe harbor provisions contained in the Private Securities Litigation Reform Act of 1995.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 6, 2019	By:	/s/ MICHAEL ECHENBERG
Michael Echenberg
Executive Vice President and Chief Financial Officer